UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only
☐ Definitive Proxy Statement	(as permitted by Rule 14a-6(e)(2))
☐ Definitive Additional Materials
☑ Soliciting Material Pursuant to § 240.14a-12
Ashworth, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of filing fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transactions applies:

(2)	Aggregate number of securities to which transactions applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

Information Concerning Participants
(Furnished pursuant to Rule 14a-12 of the Securities Exchange Act of 1934)
Participant Information:
Ashworth, Inc. (“Ashworth”), its directors and certain of its officers and employees may be deemed to be participants in a solicitation of proxies in connection with Ashworth’s upcoming 2006 annual meeting of stockholders. These persons may have interests in the solicitation by reason of their beneficial ownership of shares of common stock of Ashworth and by virtue of agreements and arrangements with Ashworth. Each of the directors of Ashworth and each of the officers and employees of Ashworth who may be deemed to be participants in the solicitation are listed below, together with the number (in parenthesis) of shares of Ashworth common stock beneficially owned by each of these persons as of February 16, 2006 and the number of options to purchase shares of Ashworth common stock exercisable on or before April 17, 2006.
Directors:
Randall L. Herrel, Sr., Chairman, President and Chief Executive Officer (105,500 shares and 147,213 exercisable options);
Detlef H. Adler (-0- shares and 833 exercisable options);
Stephen G. Carpenter (17,500 shares and 63,750 exercisable options);
John M. Hanson, Jr. (52,200 shares and 93,750 exercisable options);
James B. Hayes (2,000 shares and 29,583 exercisable options);
James G. O’Connor (10,000 shares and 19,583 exercisable options);
John W. Richardson ( -0- shares and 1,375 exercisable options).
Officers/Employees:
Randall L. Herrel, Sr., Chairman, President and Chief Executive Officer (105,500 shares and 147,213 exercisable options);
Peter E. Holmberg, Executive Vice President of Merchandising, Design and Production (15,000 shares and 35,755 exercisable options);
Gary I. Schneiderman, Executive Vice President of Sales, Marketing and Customer Service (500 shares and 47,015 exercisable options);
Halina Balys, Corporate Secretary (-0- shares and 15,708 exercisable options).
Additional Information:
Ashworth will file a proxy statement in connection with its 2006 annual meeting of stockholders. Ashworth stockholders are strongly advised to read the proxy statement when it becomes available, as it will contain important information. Stockholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement and other documents filed by Ashworth with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at Ashworth’s Internet website at www.ashworthinc.com or by writing to Ashworth, Inc., 2765 Loker Avenue West, Carlsbad, CA 92008. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 toll-free or by email at proxy@mackenziepartners.com.